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                                                                     Exhibit 8.2

                       LETTERHEAD OF ARNOLD & PORTER LLP

October 14, 2005

Videotron Ltee
300 Viger Street East
Montreal, Quebec H2X 3W4
Canada

Re: Videotron Ltee -- Form F-4 Dated October 14, 2005
   US$175,000,000 6 3/8% Senior Notes Due December 15, 2015

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Ladies and Gentlemen:

    We have acted as special United States ("U.S.") tax counsel to Videotron Ltee, a company incorporated under the laws of the Province of Quebec
(the "Company") in connection with the Company's new 6 3/8% Senior Notes due December 15, 2015 (the "Exchange Notes") in aggregate principal amount of up to US$175,000,000. The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended
(the "Act"), a Registration Statement on Form F-4 (the "Registration Statement") relating to the Company's offer to exchange the Exchange Notes for all of its outstanding 6 3/8% Senior Notes due December 15, 2015 issued on September 16, 2005 as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus").

    We have reviewed the Prospectus and originals, copies or facsimiles of such other documents as we have deemed necessary or appropriate as a basis for our opinion set forth below. In addition, we have reviewed such questions of law as we have considered necessary and appropriate as a basis for that opinion. We have relied upon, without independent investigation or verification, representations made to us by or on behalf of the Company (whether orally or in writing) and the facts and information set forth in the documents referred to above. Capitalized terms used herein and not otherwise defined are as defined in the Prospectus.

    Our opinion set forth below is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, currently applicable Treasury Department regulations issued thereunder, current published administrative positions of the Internal Revenue Service contained in revenue rulings and revenue procedures and judicial decisions. All of the foregoing authorities are subject to change, which may be retroactive, and to possibly differing interpretations. Any change in these authorities may affect the opinions rendered herein. This opinion speaks only as of its date, and we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

    An opinion of counsel is predicated on all the facts, conditions and assumptions set forth in the opinion and in any ancillary documentation related thereto, and is based upon counsel's analysis of the statutes, regulatory interpretations and case law in effect as of the date of the opinion. It is not a guarantee of the current status of the law and should not be accepted as a guarantee that a court of law or an administrative agency will concur in the opinion.

    Based upon and subject to the foregoing, we are of the opinion that, under the federal tax laws of the United States in effect as of the date hereof and as of the date of the Prospectus, the discussion under the heading "Certain Tax Considerations -- Certain U.S. Federal Income Tax Considerations" in the Prospectus included in the Registration Statement contains, with respect to
U.S. Holders, the relevant and material provisions of present U.S. federal income tax law and is true and correct as set forth therein.
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    We express no opinion regarding any matter other than the U.S. federal income tax matters explicitly addressed herein.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ ARNOLD & PORTER LLP

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